                                                                  EXHIBIT (8)(b)

                                   SCHEDULE B
                          ACCOUNTING SERVICES AGREEMENT

1.           Schwab California Municipal Money Fund                                   November 6, 1990
             (formerly Schwab California Tax-Exempt Money Fund)

2.           Schwab Money Market Fund                                                 April 8, 1991

3.           Schwab Government Money Fund                                             April 8, 1991

4.           Schwab Municipal Money Fund                                              May 3, 1991
             (formerly Tax-Exempt Money Fund)
5.           Schwab US Treasury Money Fund                                            November 5, 1991

6.           Schwab Value Advantage Money Fund                                        February 7, 1992

7.           Schwab Institutional Advantage Money Fund                                November 26, 1993

8.           Schwab Retirement Money Fund                                             November 26, 1993

9.           Schwab New York Municipal Money Fund                                     November 8, 1994
             (formerly Schwab New York Tax-Exempt Money Fund)

10.          Schwab Government Cash Reserves Fund                                     October 20, 1997

11.          Schwab New Jersey Municipal Money Fund                                   January 20, 1998

12.          Schwab Pennsylvania Municipal Money Fund                                 January 20, 1998

13           Schwab Florida Municipal Money Fund                                      February 16, 1998


                              PFPC INC.

                              By:      /s/Joseph T. Gramlich
                                       ----------------------------------
                                       Joseph T. Gramlich
                              Title:   Senior Vice President

                              THE CHARLES SCHWAB FAMILY OF FUNDS

                              By:      /s/William J. Klipp
                                       ----------------------------------
                                       William J. Klipp
                              Title:   Executive Vice President and Chief
                                       Operating Officer